STORAGE USA, INC.

                               AMENDMENT NO. 3 TO
                   1995 EMPLOYEE STOCK PURCHASE AND LOAN PLAN

         This Amendment No. 3, dated as of August 5, 1999 to the Storage USA, Inc. 1995 Employee Stock Purchase and Loan Plan recites and provides as follows:

                  WHERAS, at a meeting held on August 4, 1999, the Board of Directors (the "Board") of Storage USA, Inc. (the "Company") and the Compensation Committee of the Board determined, pursuant to Article III and
Article XI of the Plan, to amend the Company's 1995 Employee Stock Purchase and Loan Plan (the "Plan") to eliminate the requirement contained in Section 7.02 of the Plan that a Participant's spouse execute Notes under the Plan.


         NOW, THEREFORE, Article 7.02 of the Plan is amended by deleting therefrom references to the Participant's spouse and the requirement that a Participant's spouse execute Notes delivered under the Plan.

         IN WITNESS WHEREOF, the Company has caused this Amendment No. 3 to be executed as of the date first above written.


                                STORAGE USA, INC.



                                By:    /s/ John W. McConomy
                                       --------------------
                                Name:  John W. McConomy
                                Its:   Executive Vice President, General Counsel
                                              and Secretary
                                Dated: August 5, 1999